PARTICIPATION AGREEMENT

                                      AMONG

                         PILGRIM VARIABLE PRODUCTS TRUST

                                       AND

                               [INSURANCE COMPANY]

                                       AND

                          ING PILGRIM SECURITIES, INC.

     THIS AGREEMENT, made and entered into as of this ____ day of April, 2001, among [Insurance Company] (the "Company"), a life insurance company organized under the laws of [insert state], on its own behalf and on behalf of each separate account of the Company as set forth on Schedule A hereto, as such Schedule may be amended from time to time (each such account hereinafter referred to as the "Account"), PILGRIM VARIABLE PRODUCTS TRUST (the "Trust"), an open-ended management investment company and business trust organized under the laws of Massachusetts, and ING PILGRIM SECURITIES, INC. (the "Distributor"), a corporation organized under the laws of the State of Delaware.

     WHEREAS, the Trust is an open-end diversified management investment company and is available to act as the investment vehicle for separate accounts established for variable life insurance policies and variable annuity contracts (collectively, the "Variable Insurance Products") to be offered by insurance companies which have entered into Participation Agreements with the Trust and the Distributor (the "Participating Insurance Companies"); and

     WHEREAS, the beneficial interest in the Trust is divided into several series of shares, each designated a "Fund" and representing the interest in a particular managed portfolio of securities and other assets; and

     WHEREAS, the Trust may rely on an order ("ING Variable Insurance Trust, et al., Investment Company Act Rel. No. 24439 (May 3, 2000)) from the Securities and Exchange Commission ("SEC"), granting the variable annuity and variable life insurance separate accounts participating in the Trust exemptions from the provisions of Sections 9(a), 13(a), 15(a) and 15(b) of the Investment Company Act of 1940, as amended (the "1940 Act"), and Rules 6e-2(b)(15) and 6e-3(T)(b)(15) thereunder, to the extent necessary to permit shares of the Trust to be sold to and held by variable annuity and variable life insurance separate accounts of the Participating Insurance Companies (the "Mixed and Shared Funding Exemptive Order"); and

     WHEREAS, the Trust is registered as an open-end management investment company under the 1940 Act and its shares are registered under the Securities Act of 1933, as amended (the " 1933 Act"); and

     WHEREAS, the Company has registered or will register certain variable life contracts under the 1933 Act and applicable state securities and insurance law; and

     WHEREAS, the Company represents herein that each Account is a duly organized, validly existing separate account, which was established by resolution of the Board of Directors of the Company, on the dates shown for such Accounts on Schedule A hereto, to set aside and invest assets attributable to one or more variable insurance contracts (the "Contracts"); and

     WHEREAS, the Company has registered or will register the Accounts as unit investment trusts under the 1940 Act; and

     WHEREAS, the Distributor is registered as a broker-dealer with the SEC under the Securities Exchange Act of 1934, as amended (the "1934 Act"), and is a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD"); and

     WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase shares in certain Funds ("Authorized Funds") on behalf of each Account to fund certain of the Contracts and the Distributor is authorized to sell such shares to unit investment trusts such as each Account at net asset value;

     NOW, THEREFORE, in consideration of the promises herein, the Company, the Trust and the Distributor agree as follows:

                                   ARTICLE I
                              SALE OF TRUST SHARES

     1.1. The Distributor agrees, subject to the Trust's rights under Section
1.2 and otherwise under this Agreement, to sell to the Company those Trust shares representing interests in Authorized Funds which each Account orders, executing such orders on a daily basis at the net asset value next computed after receipt by the Trust or its designee of the order for the shares of the Trust. For purposes of this Section 1. 1, the Company shall be the designee of the Trust for receipt of such orders from each Account and receipt by such designee shall constitute receipt by the Trust; provided that the Trust receives notice of such order by 10:00 a.m. Eastern time on the next following Business Day. "Business Day" shall mean any day on which the New York Stock Exchange ("NYSE") is open for trading and on which the Trust calculates its net asset value pursuant to the rules of the SEC. The initial Authorized Funds are set forth in Schedule B, as such schedule is amended from time to time.

     1.2. The Trust agrees to make its shares available indefinitely for purchase at the applicable net asset value per share by the Company and its Account on those days on which the Trust calculates its net asset value pursuant to the rules of the SEC and the Trust shall use reasonable efforts to calculate such net asset value on each day the NYSE is open for trading. Notwithstanding the foregoing, the Trustees of the Trust (the "Trustees") may refuse to sell shares of any Fund to the Company or any other person, or suspend or terminate the offering of shares of any Fund if such action is required by law or by regulatory authorities having jurisdiction over the Trust or if the Trustees determine, in the exercise of their fiduciary responsibilities, that to do so would be in the best interests of shareholders.

     1.3. The Trust and the Distributor agree that shares of the Trust will be sold only to Participating Insurance Companies and their separate accounts and other persons who are permissible investors consistent with the Accounts meeting the requirements of Treas. Reg. 1.817-5. No shares of any Fund will be sold directly to the general public.

     1.4. The Trust shall redeem its shares in accordance with the terms of its then-current prospectus. For purposes of this Section 1.4, the Company shall be the designee of the Trust for receipt of requests for redemption from each Account and receipt by such designee shall constitute receipt by the Trust; provided that the Trust receives notice of such request for redemption by 10:00 a.m., Eastern time, on the next following Business Day.

     1.5. The Company shall purchase and redeem the shares of Authorized Funds offered by the then-current prospectus of the Trust in accordance with the provisions of such prospectus.

     1.6. The Company shall pay for Trust shares on the next Business Day after an order to purchase Trust shares is made in accordance with the provisions of
Section 1.1 hereof. Payment shall be in federal funds transmitted by wire.

     1.7. Issuance and transfer of the Trust's shares will be by book entry only. Share certificates will not be issued to the Company or to any Account. Shares ordered from the Trust will be recorded as instructed by the Company to the Distributor in an appropriate title for each Account or the appropriate sub-account of each Account.

     1.8. The Distributor shall furnish prompt notice (by wire or telephone, followed by written confirmation) to the Company of the declaration of any income, dividends or capital gain distributions payable on the Trust's shares. The Company hereby elects to receive all such income dividends and capital gain distributions as are payable on the Fund shares in additional shares of that Fund. The Company reserves the right to revoke this election and to receive all such income dividends and capital gain distributions in cash. The Distributor shall notify the Company of the number of shares so issued as payment of such dividends and distributions.

     1.9. The Distributor shall make the net asset value per share for each Fund available to the Company on a daily basis as soon as reasonably practical after the Trust calculates its net asset value per share, and each of the Trust and the Distributor shall use its reasonable best efforts to make such net asset value per share available by 6:00 p.m., Eastern time, but in no event later than 7:00 p.m., Eastern time, each Business Day.

     1.10. Any error in the calculation of the net asset value, dividend and capital gain information greater than or equal to $0.01 per share of the Trust's shares, shall be reported immediately upon discovery to the Company. Any error of a lesser amount shall be corrected in the next Business Day's net asset value per share for the Trust. Any such notice will state for each day for which an error occurred the incorrect price, the correct price and, to the extent communicated to the Trust's shareholders, the reason for the price change. The Company may send this notice or a derivation thereof (so long as such derivation is approved in advance by the Distributor) to contractowners whose accounts are affected by the price change. The parties will negotiate in good faith to develop a reasonable method for effecting such adjustments. The Trust shall provide the Company, on behalf of the Account or the appropriate subaccount of each Account, with a prompt adjustment to the number of shares purchased or redeemed to reflect the correct share net asset value.

                                   ARTICLE II
                         REPRESENTATIONS AND WARRANTIES

     2.1. The Company represents and warrants that

          (a) at all times during the term of this Agreement, the Contracts are or will be registered under the 1933 Act; the Contracts will be issued and sold in compliance in all material respects with all applicable laws and the sale of the Contracts shall comply in all material respects with state insurance suitability requirements. The Company further represents and warrants that it is an insurance company duly organized and in good standing under applicable law and that it has legally and validly established each Account prior to any issuance or sale thereof as a separate account under applicable law and has registered or, prior to any issuance or sale of the Contracts, will register each Account as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a segregated investment account for the Contracts; and

          (b) the Contracts are currently treated as endowment, annuity or life insurance contracts, under applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code"), and that it will make every effort to maintain such treatment and that it will notify the Trust and the Underwriter immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future.

     2.2. The Trust represents and warrants that

          (a) at all times during the term of this Agreement, Trust shares sold pursuant to this Agreement shall be registered under the 1933 Act, duly authorized for issuance and sold by the Trust to the Company in compliance with all applicable laws, subject to the terms of Section 2.4 below, and the Trust is and shall remain registered under the 1940 Act. The Trust shall amend the Registration Statement for its shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares. The Trust shall register and qualify the shares for sale in accordance with the laws of the various states only if and to the extent deemed advisable by the Trust or the Distributor in connection with their sale by the Trust to the Company and only as required by Section 2.4;

          (b) each Authorized Fund is currently qualified as a Regulated Investment Company under Subchapter M of the Code, and that the Trust will use its best efforts to maintain such qualification (under Subchapter M or any successor provision) and that it will notify the Company immediately upon having a reasonable basis for believing that an Authorized Fund has ceased to so qualify or that it might not so qualify in the future; and

          (c) the Trust is lawfully organized and validly existing under the laws of the Commonwealth of Massachusetts and that it does and will comply in all material respects with the 1940 Act.

     2.3. The Distributor represents and warrants that it is a member in good standing of the NASD and is registered as a broker-dealer with the SEC. The Distributor further represents that it will sell and distribute the Trust shares in accordance with all applicable securities laws applicable to it, including without limitation the 1933 Act, the 1934 Act, and the 1940 Act.

     2.4. Notwithstanding any other provision of this Agreement, the Trust shall be responsible for the registration and qualification of its shares and of the Trust itself under the laws of any jurisdiction only in connection with the sale of shares directly to the Company through the Distributor. The Trust shall not be responsible, and the Company shall take full responsibility, for determining any jurisdiction in which any qualification or registration of Trust shares or the Trust by the Trust may be required in connection with the sale of the Contracts or the indirect interest of any Contract in any shares of the Trust and advising the Trust thereof at such time and in such manner as is necessary to permit the Trust to comply.

     2.5. The Trust makes no representation as to whether any aspect of its operations (including, but not limited to, fees and expenses and investment policies) complies with the insurance laws or regulations of the various states.

                                  ARTICLE III
                    PROSPECTUSES AND PROXY STATEMENTS; VOTING

     3.1. The Trust shall provide such documentation (including a camera-ready copy of its prospectus) and other assistance as is reasonably necessary in order for the Company once each year (or more frequently if the prospectus for the Trust is amended) to have the prospectus for the Contracts and the Trust's prospectus printed together in one or more documents (such printing to be at the Company's expense).

     3.2. The Trust's prospectus shall state that the Statement of Additional Information ("SAI") for the Trust is available from the Company, and the Company shall provide the SAI free of charge to any owner of a Contract or to any prospective Contract owner who requests the SAI. Distributor and Trust, as appropriate, agree to provide to Company with as many copies of the SAI as reasonably requested by Company.

     3.3. The Trust, at its expense, shall provide the Company with copies of its reports to shareholders, proxy material and other communications to shareholders in such quantity as the Company shall reasonably require for distribution to the Contract owners. The Company shall respond to requests for documents regarding the Trust in a manner that is consistent with SEC rules, including, but not limited to, Item 1(b) of Form N-1A, which requires requested documents to be sent within three (3) business days from the date of request.

     3.4. The Company shall vote all Trust shares as required by law and the Mixed and Shared Funding Exemptive Order. The Company reserves the right to vote Trust shares held in any separate account in each Company's own right, to the extent permitted by law and the Mixed and Shared Funding Exemptive Order. The Company shall be responsible for assuring that each of its separate accounts participating in the Trust calculates voting privileges in a manner consistent with all legal requirements and the Mixed and Shared Funding Exemptive Order.

     3.5. The Trust will comply with all applicable provisions of the 1940 Act requiring voting by shareholders.

                                   ARTICLE IV
                         SALES MATERIAL AND INFORMATION

     4.1. Without limiting the scope or effect of Section 4.2 hereof, the Company shall furnish, or shall cause to be furnished, to the Distributor each piece of sales literature or other promotional material (as defined hereafter) in which the Trust, its investment adviser or the Distributor is named at least 15 days prior to its use. No such material shall be used if the Distributor objects to such use within five (5) Business Days after receipt of such material.

     4.2. The Company shall not give any information or make any representations or statements on behalf of the Trust or concerning the Trust in connection with the sale of the Contracts other than the information or representations contained in the registration statement or prospectus for the Trust shares, as such registration statement and prospectus may be amended or supplemented from time to time, or in annual or semi-annual reports or proxy statements for the Trust, or in sales literature or other promotional material approved by the Trust or its designee or by the Distributor, except with the written permission of the Trust or the Distributor or the designee of either or as is required by law.

     4.3. The Distributor or its designee shall furnish, or shall cause to be furnished, to the Company or its designee, each piece of sales literature or other promotional material prepared by the Distributor in which the Company and/or the Company's Account is named at least 15 days prior to its use. No such material shall be used if the Company or its designee object to such use within five (5) Business Days after receipt of such material.

     4.4. Neither the Trust nor the Distributor shall give any information or make any representations on behalf of the Company or concerning the Company, each Account, or the Contracts other than the information or representations contained in a registration statement or prospectus for the Contracts, as such registration statement and prospectus may be amended or supplemented from time to time, or in published reports for each Account which are in the public domain or approved by the Company for distribution to Contract owners, or in sales literature or other promotional material approved by the Company or its designee, except with the written permission of the Company or as is required by law.

     4.5. For purposes of this Article IV, the phrase "sales literature or other promotional material" includes, but is not limited to, advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media), sales literature (i.e. any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all registered representatives.

                                   ARTICLE V
                                FEES AND EXPENSES

     5.1. If the Trust or any Authorized Fund adopts and implements a plan pursuant to Rule 12b-1 under the 1940 Act to finance distribution expenses, subject to obtaining any required exemptive orders or other regulatory approvals, the Trust or Distributor may make payments to the Company or to the underwriter for the Account if and in such amounts agreed to by the parties in writing.

     5.2. All expenses incident to performance by the Trust under this Agreement shall be paid by the Trust to the extent permitted by law. The Trust shall bear the expenses for the cost of registration and qualification of the Trust's shares, preparation and filing of the Trust's prospectus and registration statement, proxy materials and reports, setting the prospectus and shareholder reports in type, setting in type and printing the proxy materials, and the preparation of all statements and notices required by any federal or state law, in each case as may reasonably be necessary for the performance by it of its obligations under this Agreement. All expenses incident to the solicitation and tabulation of the Trust's proxy materials will be paid by the Trust, except postage which will be paid by the Company.

     5.3. The Company shall bear the expenses of (a) printing and distributing the Trust's prospectus in connection with sales of the Contracts, (b) distributing the reports to the Trust's Shareholders who are owners of the Contracts, (c) mailing the Trust's proxy materials to owners of the Contracts, and (d) distributing the Trust's SAI to Shareholders who are owners of the Contracts.

                                   ARTICLE VI
                                 DIVERSIFICATION

     6.1 The Trust shall use its best efforts to cause each Authorized Fund to maintain a diversified pool of investments that would, if such Fund were a segregated asset account, satisfy the diversification provisions of Treasury Reg. ss. 1.817-5(b)(1) or (2).

                                  ARTICLE VII
                               POTENTIAL CONFLICTS

     7.1. The Trustees will monitor the Trust for the existence of any material irreconcilable conflict between the interests of the Contract owners of all separate accounts investing in the Trust. A material irreconcilable conflict may arise for a variety of reasons, including: (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax, or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Authorized Fund are being managed; (e) a difference in voting instructions given by variable annuity contract and variable life insurance contract owners; or (f) a decision by an insurer to disregard the voting instructions of Contract owners. The Trust shall promptly inform the Company if the Trustees determine that a material irreconcilable conflict exists and the implications thereof.

     7.2. The Company will report any potential or existing conflicts of which it is aware to the Trustees. The Company will assist the Trustees in carrying out their responsibilities under the Mixed and Shared Funding Exemptive Order, by providing the Trustees with all information reasonably necessary for the Trustees to consider any issues raised. This responsibility includes, but is not limited to, an obligation by the Company to inform the Trustees whenever Contract owner voting instructions are disregarded.

     7.3. If it is determined by a majority of the Trustees, or a majority of the disinterested Trustees, that a material irreconcilable conflict exists, the Company shall to the extent reasonably practicable (as determined by a majority of the disinterested Trustees), take, at the Company's expense, whatever steps are necessary to remedy or eliminate the material irreconcilable conflict, up to and including: (1) withdrawing the assets allocable to some or all of the separate accounts from the Trust or any Authorized Fund thereof and reinvesting such assets in a different investment medium, including (but not limited to) another series of the Trust, or submitting the question whether such segregation should be implemented to a vote of all affected Contract owners and, as appropriate, segregating the assets of any appropriate group (i.e., annuity contract owners, life insurance contract owners, or variable contract owners of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected Contract owners the option of making such a change; and (2) establishing a new registered management investment company or managed separate account.

     7.4. If a material irreconcilable conflict arises because of a decision by a Company to disregard Contract owner voting instructions and that decision represents a minority position or would preclude a majority vote, that Company may be required, at the Trust's election, to withdraw the affected Account's investment in one or more portfolios of the Trust and terminate this Agreement with respect to such Account; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested Trustees. No charge or penalty shall be imposed as a result of such withdrawal. Any such withdrawal and termination must take place within six (6) months after the Trust gives written notice that this provision is being implemented, and until the end of that six month period, the Distributor and Trust shall, to the extent permitted by law and any exemptive relief previously granted to the Trust, continue to accept and implement orders of the Company for the purchase (and redemption) of shares of the Trust.

     7.5. If a material irreconcilable conflict arises because of a particular state insurance regulator's decision applicable to the Company to disregard Contract owner voting instructions and that decision represents a minority position that would preclude a majority vote, then the Company may be required, at the Trust's direction, to withdraw the affected Account's investment in one or more Authorized Funds of the Trust; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested Trustees. Any such withdrawal and termination must take place within six (6) months after the Trust gives written notice that this provision is being implemented, unless a shorter period is required by law, and until the end of the foregoing six month period (or such shorter period if required by law), the Distributor and Trust shall, to the extent permitted by law and any exemptive relief previously granted to the Trust, continue to accept and implement orders by that Company for the purchase

(and redemption) of shares of the Trust. No charge or penalty will be imposed as a result of such withdrawal.

     7.6. For purposes of Sections 7.3 through 7.6 of this Agreement, a majority of the disinterested Trustees shall determine whether any proposed action adequately remedies any material irreconcilable conflict. Neither the Trust nor the Distributor shall be required to establish a new funding medium for the Contracts, nor shall the Company be required to do so, if an offer to do so has been declined by vote of a majority of Contract owners materially adversely affected by the material irreconcilable conflict. In the event that the Trustees determine that any proposed action does not adequately remedy any material irreconcilable conflict, then the Company will withdraw the Account's investment in one or more Authorized Funds of the Trust and terminate this Agreement within six (6) months (or such shorter period as may be required by law or any exemptive relief previously granted to the Trust) after the Trustees inform the Company in writing of the foregoing determination; provided, however, that such withdrawal and termination shall be limited to the extent required by any such material irreconcilable conflict as determined by a majority of the disinterested Trustees. No charge or penalty will be imposed as a result of such withdrawal.

     7.7. The responsibility to take remedial action in the event of the Trustees' determination of a material irreconcilable conflict and to bear the cost of such remedial action shall be the obligation of the Company, and the obligation of the Company set forth in this Article VII shall be carried out with a view only to the interests of Contract owners.

     7.8. If and to the extent that Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the 1940 Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the Mixed and Shared Funding Exemptive Order) on terms and conditions materially different from those contained in the Mixed and Shared Funding Exemptive Order, then (a) the Trust and/or the Participating Insurance Companies, as appropriate, shall take such steps as may be necessary to comply with Rules 6e-2 and 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable; and (b) Sections 3.4, 3.5, 7.1, 7.2, 7.3, 7.4 and 7.5 of this Agreement shall continue in effect only to the extent that terms and conditions substantially identical to such Sections are contained in such Rule(s) as so amended or adopted.

     7.9. The Company has reviewed the Mixed and Shared Funding Exemption Order and hereby assumes all obligations referred to therein which are required, including, without limitation, the obligation to provide reports, material or data as the Trustees may request, as conditions to such order, to be assumed or undertaken by the Company.

                                  ARTICLE VIII
                                 INDEMNIFICATION

     8.1. Indemnification by the Company

     8.1. (a). The Company shall indemnify and hold harmless the Trust, the Distributor and ING Pilgrim Investments, LLC (the "Adviser"), and each of the Trustees, directors of the Distributor or the Adviser, officers, employees or agents of the Trust, the Distributor or the

Adviser, and each person, if any, who controls the Trust, Adviser or the Distributor within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 8.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company which consent may not be unreasonably withheld) or litigation expenses (including reasonable legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Trust's shares or the Contracts or the performance by the parties of their obligations hereunder and:

          (i) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in a registration statement, prospectus or SAI for the Contracts or contained in the Contracts or sales literature for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf of the Trust for use in the registration statement, prospectus or SAI for the Contracts or in the Contracts or sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Trust shares; or

          (ii) arise out of or as a result of written statements or representations (other than statements or representations contained in the Trust's registration statement or prospectus, or in sales literature for Trust shares not supplied by the Company, or persons under its control) or wrongful conduct of the Company or its agents or employees or persons under its control, with respect to the sale or distribution of the Contracts or Trust shares; or

          (iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, or sales literature of the Trust or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon information furnished to the Trust or the Distributor by or on behalf of the Company; or

          (iv) arise out of or result from any breach of any material representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Company, as limited by and in accordance with the provisions of Sections 8.1(b) and 8.1(c) hereof.

     8.1. (b) The Company shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against an Indemnified Party to the extent such may arise from such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations or duties under this Agreement or to the Trust, whichever is applicable.

     8.1. (c) The Company shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), on the basis of which the Indemnified Party should reasonably know of the availability of indemnity hereunder in respect of such claim but failure to notify the Company of any such claim shall not relieve the Company from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Company shall be entitled to participate, at the Company's expense, in the defense of such action. The Company also shall be entitled to assume the defense thereof, with counsel satisfactory to the Indemnified Party named in the action. After notice from the Company to such Indemnified Party of the Company's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Company will not be liable to such Indemnified Party under this Agreement for any legal or other expenses subsequently incurred by such Indemnified Party independently in connection with the defense thereof other than reasonable costs of investigation.

     8.1. (d) The Distributor shall promptly notify the Company of the commencement of any litigation or proceedings against the Trust or the Distributor in connection with the issuance or sale of the Trust Shares or the Contracts or the operation of the Trust.

     8.1. (e) The provisions of this Section 8.1 shall survive any termination of this Agreement.

     8.2. Indemnification by the Distributor
          ----------------------------------

     8.2. (a) The Distributor shall indemnify and hold harmless the Company and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act and any director, officer, employee or agent of the foregoing (collectively, the "Indemnified Parties" for purposes of this Section 8.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Distributor which consent may not be unreasonably withheld) or litigation (including reasonable legal and other expenses) to which the Indemnified Parties may become subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Trust's shares or the Contracts or the performance by the parties of their obligations hereunder and:

          (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in a registration statement, prospectus, or SAI for the Trust or the sales literature for the Trust prepared by the Trust or Distributor (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Distributor or Trust by or on behalf of the Company for use in sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Trust shares; or

          (ii) arise out of or as a result of written statements or representations (other than statements or representations contained in the registration statement, prospectus, SAI or sales literature for the Contracts not supplied by the Distributor or persons under its control) of the Distributor or persons under its control, with respect to the sale or distribution of the Contracts or Trust shares; or

          (iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, SAI or sales literature covering the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Company by or on behalf of the Distributor; or

          (iv) arise out of or result from any breach of any material representation and/or warranty made by the Distributor or the Trust in this Agreement or arise out of or result from any other material breach of this Agreement by the Distributor or the Trust; as limited by and in accordance with the provisions of Sections 8.2(b) and 8.2(c) hereof.

     8.2. (b) The Distributor shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against an Indemnified Party as such may arise from such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to the Company or the Account, whichever is applicable.

     8.2. (c) The Distributor shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Distributor in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent) on the basis of which the Indemnified Party should reasonably know of the availability of indemnity hereunder in respect of such claim, but failure to notify the Distributor of any such claim shall not relieve the Distributor from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Distributor will be entitled to participate, at its own expense, in the defense thereof. The

Distributor also shall be entitled to assume the defense thereof, with counsel satisfactory to the Indemnified Party named in the action. After notice from the Distributor to such Indemnified Party of the Distributor's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Distributor will not be liable to such Indemnified Party under this Agreement for any legal or other expenses subsequently incurred by such Indemnified Party independently in connection with the defense thereof other than reasonable costs of investigation.

     8.2. (d) The Company shall promptly notify the Distributor, the Adviser, and the Trust of the commencement of any litigation or proceedings against it or any of its officers or directors, in connection with the issuance or sale of the Contracts or the operation of each Account.

     8.2. (e) The provisions of this Section 8.2 shall survive any termination of this Agreement.

                                   ARTICLE IX
                                 APPLICABLE LAW

     9.1. This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of Delaware.

     9.2. This Agreement shall be subject to the provisions of the 1933, 1934 and 1940 acts, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant (including, but not limited to, the Mixed and Shared Funding Exemptive Order) and the terms hereof shall be interpreted and construed in accordance therewith.

                                   ARTICLE X
                                   TERMINATION

     10.1. This Agreement shall terminate:

          (a) at the option of any party, with respect to some or all of the Funds, upon sixty (60) days' advance written notice to the other parties; or

          (b) at the option of the Trust or the Distributor in the event that formal administrative proceedings are instituted against the Company by the NASD, the SEC, any State Insurance Commissioner or any other regulatory body regarding the Company's duties under this Agreement or related to the sales of the Contracts, with respect to the operation of any Account, or the purchase of the Trust shares, provided, however, that the Trust or the Distributor determines in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of the Company to perform its obligations under this Agreement; or

          (c) at the option of the Company in the event that formal administrative proceedings are instituted against the Trust or Distributor by the NASD, the SEC, or any state securities or insurance department or any other regulatory body in respect of the sale of shares of the Trust to the Company, provided, however, that the Company determines in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of the Trust or Distributor to perform its obligations under this Agreement; or

          (d) with respect to any Account, upon requisite vote of the Contract owners having an interest in such Account (or any subaccount) to substitute the shares of another investment company for the corresponding Fund shares of the Trust in accordance with the terms of the Contracts for which those Fund shares had been selected to serve as the underlying investment media. The Company will give 30 days' prior written notice to the Trust of the date of any proposed vote to replace the Trust's shares;

          (e) with respect to any Authorized Fund, upon 30 days' advance written notice from the Distributor to the Company, upon a decision by the Distributor to cease offering shares of the Trust for sale; or

          (f) at the option of any party to this Agreement, upon written notice to the other parties, upon another party's material breach of any provision of this Agreement which material breach is not cured within thirty (30) days of said notice.

     10.2. It is understood and agreed that the right of any party hereto to terminate this Agreement pursuant to Section 10.1 (a) may be exercised for any reason or for no reason.

     10.3. No termination of this Agreement shall be effective unless and until the party terminating this Agreement gives prior written notice to all other parties to this Agreement of its intent to terminate, which notice shall set forth the basis for such termination. Such prior written notice shall be given in advance of the effective date of termination as required by this Article X.

     10.4. Notwithstanding any termination of this Agreement, subject to Sections 1.2 and 10.5 of this Agreement, the Trust and the Distributor shall, at the option of the Company, continue to make available additional shares of the Trust pursuant to the terms and conditions of this Agreement, for all Contracts in effect as of the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts"). Specifically, subject to Sections 1.2 and
10.5 of this Agreement, the owners of the Existing Contracts shall be permitted to reallocate investments in the Trust, redeem investments in the Trust and/or invest in the Trust upon the making of additional purchase payments under the Existing Contracts. The parties agree that this Section 10.4 shall not apply to any termination under Article VII and the effect of such Article VII termination shall be governed by Article VII of this Agreement.

     10.5. If any party terminates this Agreement with respect to any Authorized Fund pursuant to the provisions under Article X, the Agreement shall nevertheless continue in effect as to any shares of the Trust that are outstanding as of the date of such termination (the "Initial Termination Date"). This continuation shall extend to the earlier of (a) the date as of which an Account no longer owns shares of the affected Fund or (b) the date (the "Final Termination Date") as of 180 days following the Initial Termination Date, or, at the Distributor's option, such later date as is necessary for the Company to obtain a substitution order from the SEC, the application for which the Company will diligently pursue.

     10.6. The Company shall not redeem Trust shares attributable to the Contracts (as opposed to Trust shares attributable to the Company's assets held in either Account) except (i) as necessary to implement Contract owner initiated transactions, or (ii) as required by state and/or federal laws or regulations or judicial or other legal precedent of general application (hereinafter referred to as a "Legally Required Redemption"). Upon request, the Company will promptly furnish to the Trust and the Distributor an opinion of counsel for the Company, reasonably satisfactory to the Trust, to the effect that any redemption pursuant to clause (ii) above is a Legally Required Redemption. Furthermore, except in cases where permitted under the terms of the Contracts, subject to Sections 1.2 and 10.5 of this Agreement, the Company shall not prevent owners from allocating payments to an Authorized Fund that was otherwise available under the Contracts without first giving the Trust or the Distributor 90 days' written notice of its intention to do so.

                                   ARTICLE XI
                                     NOTICES

     Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

If to the Trust:
     Pilgrim Variable Products Trust
     7337 East Doubletree Ranch Road
     Scottsdale, AZ 85258-2034
     Attn: _________________________

If to the Distributor:
     ING Pilgrim Securities, Inc.
     7337 East Doubletree Ranch Road
     Scottsdale, AZ 85258-2034
     Attn: _________________________

If to the Company:
     [Insurance Company]

                                  ARTICLE XII
                                  MISCELLANEOUS

     12.1. A copy of the Agreement and Declaration of Trust is on file with the Secretary of State of the State of Massachusetts, and notice is hereby given that this instrument is executed on behalf of the Trustees of the Trust as Trustees and not individually and that the obligations of or arising out of this instrument, including without limitation Article VI, are not binding upon any of the Trustees or shareholders individually but binding only upon the assets and property of the Trust.

     12.2. The Fund and the Distributor acknowledge that the identities of the customers of the Company or any of its affiliates, except for customers of the Fund or the Distributor or their affiliates (collectively, the "Company Protected Parties" for purposes of this Section 12.2), information maintained regarding those customers, and all computer programs and procedures or other information developed or used by the Company Protected Parties or any of their employees or agents in connection with the Company's performance of its duties under this Agreement are the valuable property of the Company Protected Parties. The Fund and the Distributor agree that if they come into possession of any list or compilation of the identities of or other information about the Company Protected Parties' customers, or any other information or property of the Company Protected Parties, other than such information as is publicly available or as may be independently developed or compiled by the Fund or the Distributor from information supplied to them by the Company Protected Parties' customers who also maintain accounts directly with the Fund or the Distributor, the Fund and the Distributor will hold such information or property in confidence and refrain from using, disclosing or distributing any of such information or other property except: (a) with the Company's prior written consent; or (b) as permitted without customer consent under Title V of the Gramm-Leach-Bliley Act and the applicable regulations thereunder or other applicable law. The Company acknowledges that the identities of the customers of the Fund, the Distributor or any of their affiliates (collectively, the "Fund Protected Parties" for purposes of this Section 12.2), information maintained regarding those customers, and all computer programs and procedures or other information developed or used by the Fund Protected Parties or any of their employees or agents in connection with the Fund's or the Distributor's performance of their respective duties under this Agreement are the valuable property of the Fund Protected Parties. The Company agrees that if it comes into possession of any list or compilation of the identities of or other information about the Fund Protected Parties' customers, or any other information or property of the Fund Protected Parties, other than such information as is publicly available or as may be independently developed or compiled by the Company from information supplied to them by the Fund Protected Parties' customers who also maintain accounts directly with the Company, the Company will hold such information or property in confidence and refrain from using, disclosing or distributing any of such information or other properly except: (a) with the Fund's or the Distributor's prior written consent; or (b) as required by law or judicial process. Each party acknowledges that any breach of the agreements in this
Section 12.2 would result in immediate and irreparable harm to the other parties for which there would be no adequate remedy at law and agree that in the event of such a breach, the other parties will be entitled to equitable relief by way of temporary and permanent injunctions, as well as such other relief as any court of competent jurisdiction deems appropriate.

     12.3. The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

     12.4. This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

     12.5. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

     12.6. Each party hereto shall cooperate with each other party and all appropriate governmental authorities (including without limitation the Securities and Exchange Commission, the NASD and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

     12.7. The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

     12.8. Notwithstanding any other provision of this Agreement, the obligations of the Trust and the Distributor are several and, without limiting in any way the generality of the foregoing, neither such party shall have any liability for any action or failure to act by the other party, or any person acting on such other party's behalf.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative and its seal to be hereunder affixed hereto as of the date specified below.

                                        [INSURANCE COMPANY]
                                        By its authorized officer,

                                        ----------------------------------------
                                        Name:
                                        Title:

                                        PILGRIM VARIABLE PRODUCTS TRUST
                                        By its authorized officer,

                                        ----------------------------------------
                                        Name:
                                        Title:

                                        ING PILGRIM SECURITIES, INC.
                                        By its authorized officer,

                                        ----------------------------------------
                                        Name:
                                        Title:

                                   Schedule A
                                   ----------

                         Contracts and Separate Accounts

                                   Schedule B
                                   ----------

                         PILGRIM VARIABLE PRODUCTS TRUST

Funds
-----
     Pilgrim VP MagnaCap Portfolio
     Pilgrim VP Research Enhanced Index Portfolio
     Pilgrim VP Growth Opportunities Portfolio
     Pilgrim VP MidCap Opportunities Portfolio
     Pilgrim VP Growth + Value Portfolio
     Pilgrim VP SmallCap Opportunities Portfolio
     Pilgrim VP International Value Portfolio
     Pilgrim VP High Yield Bond Portfolio
     Pilgrim VP Worldwide Growth Portfolio
     Pilgrim VP International SmallCap Growth Portfolio
     Pilgrim VP International Portfolio
     Pilgrim VP Emerging Countries Portfolio
     Pilgrim VP Growth and Income Portfolio
     Pilgrim VP LargeCap Growth Portfolio
     Pilgrim VP Financial Services Portfolio
     Pilgrim VP Convertible Portfolio

                                       B-1